                                                                  Exhibit 99.1

[RGA logo] Reinsurance Group
           of America, Incorporated(R)

                                              For further information, contact
                                              Jack B. Lay
                                              Senior Executive Vice President
                                              and Chief Financial Officer
                                              (636) 736-7000

FOR IMMEDIATE RELEASE
---------------------

              REINSURANCE GROUP OF AMERICA REPORTS FOURTH-QUARTER
              ---------------------------------------------------
                 OPERATING INCOME OF $1.42 PER DILUTED SHARE;
                 --------------------------------------------
                     PROVIDES GUIDANCE FOR FULL-YEAR 2008
                     ------------------------------------

         ST. LOUIS, January 23, 2008 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the fourth quarter of $63.6 million, or $0.99 per diluted share, compared to $81.5 million, or $1.28 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 13 percent to $91.2 million, or $1.42 per diluted share, from $81.0 million, or $1.27 per diluted share, in the year-ago quarter. On a per share basis, operating income increased 12 percent. Fourth-quarter net premiums rose 12 percent, to $1,348.0 million, from $1,200.7 million a year ago. Net investment income totaled $226.8 million versus $240.8 million the year before.

         For the full-year 2007, net income totaled $293.8 million or $4.57 per diluted share, compared to $288.2 million, or $4.57 per diluted share, in the year-ago period. Operating income totaled $353.5 million, or $5.50 per diluted share, compared to $293.2 million, or $4.65 per diluted share, in the prior-year period, an 18 percent increase on a per share basis. Consolidated net premiums were up 13 percent, to $4,909.0 million from $4,346.0 million.

         A. Greig Woodring, president and chief executive officer, commented, "Results for the quarter were once again strong, contributing to a record year for RGA in terms of revenues and operating income. The U.S. and Canada segments, in particular, reported very strong operating income. Total U.S. segment pre-tax operating income increased 30 percent to $110.7 million from $84.9 million the year before. Claim levels were very favorable in the Traditional segment.

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         "Our U.S. facultative operation set a record this year as it processed over 100,000 facultative submissions for the first time in its 30-plus year history. Our facultative expertise continues to be highly coveted by our clients and continues to distinguish us from our competition. Net premiums were up 9 percent to $791.4 million from $728.2 million in the prior-year quarter. On a year-to-date basis, net premiums increased 8 percent.

         "The U.S. segment reported pre-tax net income totaling $82.4 million for the quarter versus $86.3 million the year before. The current quarter includes a $22.9 million pre-tax loss, net of deferred acquisition costs, due to a decline in the value of embedded derivatives associated with modified coinsurance and funds withheld treaties. The change in value of the embedded derivatives represents a non-cash, unrealized change due to the impact of widening credit spreads on the investment portfolios underlying certain of our funds withheld annuity reinsurance treaties. We consider it a non-operating item since it is unrealized and does not affect current cash flows or spread performance on the underlying treaties.

         "Our Canada operations reported another strong quarter on favorable mortality, with pre-tax net income of $19.5 million compared to $12.8 million a year ago. Pre-tax operating income totaled $19.5 million, up substantially from $11.0 million a year ago. Net premiums increased 5 percent to $141.4 million from $134.6 million in the prior year. For the year, premiums were up 13 percent. Net premiums for the fourth quarter of 2007 were favorably affected by currency exchange rates relative to the prior year by approximately $19.6 million, as the Canadian dollar strengthened relative to the U.S. dollar. The impact of foreign currency fluctuations favorably affected pre-tax operating income by approximately $3.1 million.

         "Asia Pacific reported a good quarter as well with strong premium flow and favorable segment-wide claims experience. Pre-tax net income totaled $16.9 million compared with $23.9 million in the year-ago quarter while pre-tax operating income totaled $17.5 million compared with $24.1 million a year ago. The prior-year quarter reflected very favorable mortality experience. Net premiums increased 28 percent to $238.3 million from $186.6 million. Our three largest markets, Australia, Japan and South Korea, reported solid results for the quarter and year as a whole. Additionally, we experienced good revenue growth and earnings contribution from our operation in Taiwan. Foreign currency fluctuations favorably affected net premiums and pre-tax operating income by approximately $17.5 million and $1.4 million, respectively.

         "Our Europe and South Africa segment experienced high claim levels in the UK, which led to a poor segment-wide result for the quarter. Pre-tax net income totaled $2.8 million compared to $17.4 million a year ago and pre-tax operating income totaled $3.3 million versus

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$17.4 million last year, a period in which we experienced favorable mortality.
For the year, claims levels in the UK were higher-than-expected, but within normal statistical fluctuations. Net premiums for the segment increased 16 percent to $175.2 million. Foreign currency exchange fluctuations favorably affected reported net premiums and pre-tax operating income by approximately $11.3 million and $0.5 million, respectively.

         "The loss in our discontinued accidental and health operation for the quarter includes an increase in claim settlements on particular treaties as we continue to run off that business. The level of unreserved, disputed claims now stands at approximately $8.5 million. We expect to conclude a significant portion of the remaining business in 2008."

         Woodring continued, "Fourth-quarter results marked the completion of a record year for RGA. Our operating income per share of $5.50 represents an increase of 18 percent over 2006, exceeding the top end of the expectation we set at the beginning of 2007. RGA continues to build its franchise as a preeminent provider in the global life reinsurance market, and we expect the positive trajectory of the last several years to continue. We expect 2008 operating income per share to be within a range of $6.00 to $6.50 per diluted share, representing 14 percent improvement at the midpoint of that range over 2007's strong performance. This rate of growth is consistent with our five-year compound annual growth rate. We expect that growth rate to continue. This guidance assumes an expected level of death claims, which are prone to normal short-term statistical fluctuations that can significantly affect our results on a quarterly and annual basis. We were pleased to achieve a 14 percent return on equity based on operating income, excluding 'accumulated other comprehensive income' in 2007, up from 13 percent in 2006. We expect to maintain the 14 percent return on equity in 2008, and beyond.

         "We anticipate that net premiums will continue to grow at a brisk pace. On a consolidated basis for 2008, we expect net premiums to increase in a range of 10 to 13 percent. At the segment level, we expect a 7 to 9 percent increase in the U.S., 10 to 12 percent in Canada, 13 to 16 percent in Asia Pacific and 12 to 15 percent in Europe and South Africa. We will continue to exploit significant growth opportunities in select Asian markets such as Japan and South Korea, and will continue our inroads into European markets."

         Woodring concluded, "It has been an exceptional year for RGA in terms of our operations and financial results. Our business continues to perform well despite the turmoil in the

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economy and financial markets and while there is still significant uncertainty, we believe we are well positioned in this market, both operationally and financially. Our balance sheet is solid and our assets are conservatively invested, with approximately 3 percent of our fixed maturity portfolio invested in other than investment grade securities. Our exposure to sub-prime mortgages totaled $267.7 million in book value at year end, or less than 2 percent of total invested assets, of which 82 percent is rated `AA' or above, with 44 percent in the `AAA' category and with no holdings in the non-investment grade category. We largely avoided investing in securities originated in the second half of 2005 and beyond, which we believe was a period of lessened underwriting quality.

         "We don't expect our results to be significantly affected by the recent news regarding financial guarantors, as we have generally invested in securities where the financial guarantee does not significantly enhance the credit profile of the security. Our fixed maturity and funds withheld portfolios include approximately $683 million in amortized cost of securities that are wrapped by the various financial guarantors, or less than five percent of our total invested assets. The securities are diversified between municipal bonds and asset backed securities with well-diversified collateral pools. We do not invest in any wrapped CDO structures. Our securities are primarily investment-grade credit without the benefit of the financial guarantee. While we may see some increase in unrealized losses associated with these securities in the near term, we don't expect significant realized losses. In addition to these wrapped securities, our investment portfolio includes direct positions in four of the financial guarantors totaling $22.0 million in amortized cost."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable February 25 to shareholders of record as of February 4.

         A conference call to discuss the company's fourth-quarter results and the outlook for 2008 will begin at 9 a.m. Eastern Time on Thursday, January
24. Interested parties may access the call by dialing 877-719-9789 (domestic) or 719-325-4781 (international). The access code is 1510425. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through January 31 at 888-203-1112 (domestic) or 719-457-0820, access code 1510425.

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         Reinsurance Group of America, Incorporated, through its various operating subsidiaries, is among the largest global providers of life reinsurance. Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.1 trillion of life reinsurance in force, and assets of $21.6 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange

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rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
            Reconciliation of Net Income From Continuing Operations
                              to Operating Income
                            (Dollars in thousands)

(Unaudited)                   Three Months Ended    Twelve Months Ended
                                 December 31,           December 31,
                              ------------------------------------------

                                  2007      2006       2007       2006
                                  ----      ----       ----       ----

GAAP net income-continuing
  operations                   $ 71,501   $83,318    $308,273   $293,261
Investment related
  (gains)losses, net              8,047      (523)     24,779      2,744
Change in value of embedded
  derivatives                    55,017    (5,716)     92,238     (4,253)
DAC offset for embedded
  derivatives and investment
  related (gains)losses, net    (43,348)    3,916     (71,779)     1,453
                               -----------------------------------------

   Operating income            $ 91,217   $80,995    $353,511   $293,205




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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                          to Pre-tax Operating Income
                            (Dollars in thousands)

(Unaudited)                       Three Months Ended December 31, 2007

                                      Investment      Change in
                           Pre-tax     related        value of       Pre-tax
                             net       (gains)        embedded      operating
                           income      losses,      derivatives,     income
                           (loss)        net            net          (loss)
                           -------    ----------    ------------    ---------
U.S. Operations:
 Traditional              $ 97,227      $ 3,478         $    --      $100,705
 Asset Intensive           (17,424)       2,008(1)       22,862(2)      7,446
 Financial Reinsurance       2,581           (2)             --         2,579
                          ---------------------------------------------------
  Total U.S.                82,384        5,484          22,862       110,730
Canada Operations           19,509            2              --        19,511
Europe & South Africa        2,808          466              --         3,274
Asia Pacific Operations     16,909          592              --        17,501
Corporate and Other        (11,365)         954              --       (10,411)
                          ---------------------------------------------------
Consolidated              $110,245      $ 7,498         $22,862      $140,605
                          ===================================================

(1) Asset Intensive is net of $(4,909)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(61,780) included in change in deferred acquisition cost associated with change in value of embedded derivative.


  (Unaudited)                     Three Months Ended December 31, 2006

                                      Investment      Change in
                           Pre-tax     related        value of       Pre-tax
                             net       (gains)        embedded      operating
                           income      losses,      derivatives,     income
                           (loss)        net            net          (loss)
                           -------    ----------    ------------    ---------
U.S. Operations:
 Traditional              $ 74,635     $   542        $    --        $ 75,177
 Asset Intensive             7,903         815(1)      (2,720)(2)       5,998
 Financial Reinsurance       3,737          --             --           3,737
                          ---------------------------------------------------
  Total U.S.                86,275       1,357         (2,720)         84,912
Canada Operations           12,799      (1,830)            --          10,969
Europe & South Africa       17,362          84             --          17,446
Asia Pacific Operations     23,874         249             --          24,123
Corporate & Other          (12,125)       (652)            --         (12,777)
                          ---------------------------------------------------
Consolidated              $128,185     $  (792)       $(2,720)       $124,673
                          ===================================================

(1) Asset Intensive is net of $(49)DAC offset.
(2) Asset Intensive is net of DAC offsets of $6,074 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
        Reconciliation of Pre-tax Net Income From Continuing Operations
                          to Pre-tax Operating Income
                 (Dollars in thousands, except per share data)

(Unaudited)                       Twelve Months Ended December 31, 2007

                                      Investment      Change in
                           Pre-tax     related        value of       Pre-tax
                             net       (gains)        embedded      operating
                           income      losses,      derivatives,     income
                           (loss)        net            net          (loss)
                           -------    ----------    ------------    ---------
U.S. Operations:
 Traditional              $337,624     $13,770        $    --        $351,394
 Asset Intensive           (22,329)      8,206(1)      37,524(2)       23,401
 Financial Reinsurance      12,633           7             --          12,640
                          ---------------------------------------------------
  Total U.S.               327,928      21,983         37,524         387,435
Canada Operations           81,543      (6,646)            --          74,897
Europe & South Africa       47,467       2,183             --          49,650
Asia Pacific Operations     60,090       1,529             --          61,619
Corporate & Other          (42,110)     12,522             --         (29,588)
                          ---------------------------------------------------
Consolidated              $474,918     $31,571        $37,524        $544,013
                          ===================================================

(1) Asset Intensive is net of $(6,047)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(104,381)included in change in deferred acquisition cost associated with change in value of embedded derivative.


(Unaudited)                       Twelve Months Ended December 31, 2006

                                      Investment      Change in
                           Pre-tax     related        value of       Pre-tax
                             net       (gains)        embedded      operating
                           income      losses,      derivatives,     income
                           (loss)        net            net          (loss)
                           -------    ----------    ------------    ---------

U.S. Operations:
 Traditional              $287,122     $ 4,077        $    --        $291,199
 Asset Intensive            20,187       7,206(1)      (2,808)(2)      24,585
 Financial Reinsurance      15,039          (4)            --          15,035
                          ---------------------------------------------------
  Total U.S.               322,348      11,279         (2,808)        330,819
Canada Operations           45,766      (5,137)            --          40,629
Europe & South Africa       58,241         322             --          58,563
Asia Pacific Operations     58,591         372             --          58,963
Corporate & Other          (33,558)     (4,014)            --         (37,572)
                          ---------------------------------------------------
Consolidated              $451,388     $ 2,822        $(2,808)       $451,402
                          ===================================================

(1) Asset Intensive is net of $(1,500)DAC offset.
(2) Asset Intensive is net of DAC offsets of $3,735 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Statements of Income
                            (Dollars in thousands)

                             Three Months Ended          Twelve Months Ended
(Unaudited)                     December 31,                 December 31,
------------------------------------------------------------------------------
                             2007          2006          2007          2006
                             ----          ----          ----          ----

Revenues:
  Net premiums            $1,348,023    $1,200,733    $4,909,026    $4,345,969
  Investment income, net
   of related expenses       226,801       240,752       907,904       779,655
  Investment related
   gains(losses), net        (12,097)          854       (36,811)       (3,953)
  Change in value of
   embedded derivatives      (84,642)        8,794      (141,905)        6,543
  Other revenues              18,510        18,442        80,147        65,477
                          ------------------------    ------------------------
     Total revenues        1,496,595     1,469,575     5,718,361     5,193,691

Benefits and expenses:
  Claims and other
   policy benefits         1,093,984       955,436     3,983,996     3,488,388
  Interest credited           40,873        94,928       246,066       244,771
  Policy acquisition
   costs and other
   insurance expenses        209,534       199,333       752,213       712,568
  Change in deferred
   acquisition cost
   associated with
   change in value of
   embedded derivatives      (61,780)        6,074      (104,381)        3,735
  Other operating expenses    67,287        57,455       236,612       204,380
  Interest expense            23,361        15,149        76,906        62,033
  Collateral finance
   facilities expense         13,091        13,015        52,031        26,428
                          ------------------------    ------------------------
    Total benefits
     and expenses          1,386,350     1,341,390     5,243,443     4,742,303
                          ------------------------    ------------------------

  Income from continuing
   operations before
   income taxes              110,245       128,185       474,918       451,388

    Provision for income
     taxes                    38,744        44,867       166,645       158,127
                          ------------------------    ------------------------


  Income from continuing
   operations                 71,501        83,318       308,273       293,261

  Discontinued operations:
    Loss from discontinued
     accident and health
     operations, net of
     income taxes             (7,915)       (1,844)      (14,439)       (5,051)
                          ------------------------    ------------------------

  Net income              $   63,586    $   81,474    $  293,834    $  288,210
                          ========================    ========================


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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Statements of Income
                     (In thousands, except per share data)


                                  Three Months Ended       Twelve Months Ended
(Unaudited)                          December 31,              December 31,
------------------------------------------------------------------------------
                                    2007      2006            2007      2006
                                    ----      ----            ----      ----

Earnings per share from
 continuing operations:
  Basic earnings per share        $  1.15    $  1.36        $  4.98    $  4.79
  Diluted earnings per share      $  1.11    $  1.31        $  4.80    $  4.65

Diluted earnings before
 investment related gains
 (losses), change in value
 of embedded derivatives,
 and related deferred
 acquisition costs                $  1.42    $  1.27        $  5.50    $  4.65

Earnings per share from
 net income:
  Basic earnings per share        $  1.03    $  1.33        $  4.75    $  4.71
  Diluted earnings per share      $  0.99    $  1.28        $  4.57    $  4.57

Weighted average number of
 common and common equivalent
 shares outstanding                64,270     63,815         64,231     63,062



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       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Business Summary

                                                         At or For the
                                                      Twelve Months Ended
(Unaudited)                                               December 31,
-----------------------------------------------------------------------------
                                                        2007         2006
                                                        ----         ----
Gross life reinsurance in force (in billions)
  U.S.                                              $   1,232.3  $   1,159.8
  Canada                                            $     217.7  $     155.4
  Europe & South Africa                             $     380.4  $     345.1
  Asia Pacific                                      $     289.5  $     281.1

Gross life reinsurance written (in billions)
  U.S.                                              $     164.2  $     172.1
  Canada                                            $      46.8  $      39.8
  Europe & South Africa                             $      61.3  $     105.1
  Asia Pacific                                      $      30.1  $      57.6

Balance sheet information (in millions, except share and per share figures)

Consolidated cash and invested assets               $  16,802.0  $  14,773.3
  Invested asset book yield - trailing
   three months excluding funds withheld                   6.02%        5.92%

Investment portfolio mix
  Cash and short-term investments                          2.85%        2.04%
  Fixed maturity securities                               55.93%       56.67%
  Mortgage loans                                           4.95%        4.98%
  Policy loans                                             6.31%        6.87%
  Funds withheld at interest                              28.27%       27.95%
  Other invested assets                                    1.69%        1.49%

Collateral finance facilities                       $     850.4  $     850.4
Short-term debt                                     $      29.8  $      29.4
Long-term debt                                      $     896.1  $     676.2
Company-obligated mandatorily
 redeemable preferred securities
 of subsidiary                                      $     158.9  $     158.7

Total stockholders' equity                          $   3,189.8  $   2,815.4
Less: Accumulated other comprehensive
 income "AOCI"*                                           526.8        433.4
                                                    -----------  -----------
Total stockholders' equity, before
 impact of AOCI*                                    $   2,663.0  $   2,382.0

Treasury shares                                       1,096,775    1,717,722
Common shares outstanding                            62,031,498   61,410,551
Book value per share outstanding                    $     51.42  $     45.85
Book value per share outstanding, before
 impact of AOCI*                                    $     42.93  $     38.79


* Book value per share outstanding and total stockholders' equity, before impact of AOCI, are non-GAAP financial measures that management believes are important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

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Add twelve

          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                U.S. Operations
                             (Dollars in thousands)

(Unaudited)                        Three Months Ended December 31, 2007
                                            Asset-      Financial       Total
Revenues:                  Traditional    Intensive    Reinsurance       U.S.
                           -----------    ---------    -----------      -----
Net premiums                $789,843       $  1,577      $   --       $791,420
Investment income, net
 of related expenses          91,253         57,497        (163)       148,587
Investment related
 gains (losses), net          (3,478)        (6,917)          2        (10,393)
Change in value of
 embedded derivatives             --        (84,642)         --        (84,642)
Other revenues                   274          9,797       4,177         14,248
                            --------------------------------------------------
  Total revenues             877,892        (22,688)      4,016        859,220
Benefits and expenses:
Claims and other
 policy benefits             634,109           (375)       (125)       633,609
Interest credited             14,901         25,787          --         40,688
Policy acquisition costs
 and other insurance
 expenses                    117,012         29,118         384        146,514
Change in deferred ac-
quisition cost associated
with change in value
of embedded derivatives           --        (61,780)         --        (61,780)
Other operating expenses      14,643          1,986       1,176         17,805
                            --------------------------------------------------
  Total benefits
   and expenses              780,665         (5,264)      1,435        776,836
  Income(loss) before
   income taxes             $ 97,227       $(17,424)     $2,581       $ 82,384
                            ========       ========      ======       ========


(Unaudited)                       Three Months Ended December 31, 2006
                                            Asset-      Financial       Total
Revenues:                  Traditional    Intensive    Reinsurance       U.S.
                           -----------    ---------    -----------      -----
Net premiums                $726,655       $  1,552      $   --       $728,207
Investment income, net
 of related expenses          82,622         99,317         (51)       181,888
Investment related
 losses, net                    (542)          (864)         --         (1,406)
Change in value of
 embedded derivatives             --          8,794          --          8,794
Other revenues                    42          5,571       7,478         13,091
                            --------------------------------------------------
  Total revenues             808,777        114,370       7,427        930,574
Benefits and expenses:
Claims and other
 policy benefits             606,097           (346)          1        605,752
Interest credited             14,439         79,801          --         94,240
Policy acquisition costs
 and other insurance
 expenses                    102,917         18,883       2,232        124,032
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives          --          6,074          --          6,074
Other operating expenses      10,689          2,055       1,457         14,201
                            --------------------------------------------------
  Total benefits
   and expenses              734,142        106,467       3,690        844,299
  Income before
   income taxes             $ 74,635       $  7,903      $3,737       $ 86,275
                            ========       ========      ======       ========

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Add thirteen

          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                U.S. Operations
                            (Dollars in thousands)

(Unaudited)                        Twelve Months Ended December 31, 2007
                                            Asset-      Financial       Total
Revenues:                  Traditional    Intensive    Reinsurance       U.S.
                           -----------    ---------    -----------      -----
Net premiums               $2,868,403     $   6,356     $    --      $2,874,759
Investment income, net
 of related expenses          352,553       271,638         (53)        624,138
Investment related
 losses, net                  (13,770)      (14,253)         (7)        (28,030)
Change in value of
 embedded derivatives              --      (141,905)         --        (141,905)
Other revenues                    922        38,006      23,117          62,045
                           ----------------------------------------------------
  Total revenues            3,208,108       159,842      23,057       3,391,007
Benefits and expenses:
Claims and other
 policy benefits            2,344,185         5,875        (124)      2,349,936
Interest credited              58,595       185,726          --         244,321
Policy acquisition
 costs and other
 insurance expenses           417,958        87,882       6,410         512,250
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --      (104,381)         --        (104,381)
Other operating expenses       49,746         7,069       4,138          60,953
                           ----------------------------------------------------
  Total benefits and
   expenses                 2,870,484       182,171      10,424       3,063,079
  Income(loss) before
   income taxes            $  337,624     $ (22,329)    $12,633      $  327,928
                           ==========     =========     =======      ==========

(Unaudited)                       Twelve Months Ended December 31, 2006
                                            Asset-      Financial       Total
Revenues:                  Traditional    Intensive    Reinsurance       U.S.
                           -----------    ---------    -----------      -----
Net premiums               $2,647,322     $   6,190     $    --      $2,653,512
Investment income, net
 of related expenses          305,221       267,111        (213)        572,119
Investment related
 gains(losses), net            (4,077)       (8,706)          4         (12,779)
Change in value of
 embedded derivatives              --         6,543          --           6,543
Other revenues                    269        20,031      29,868          50,168
                           ----------------------------------------------------
  Total revenues            2,948,735       291,169      29,659       3,269,563
Benefits and expenses:
Claims and other
 policy benefits            2,174,142           581           5       2,174,728
Interest credited              50,059       192,092          --         242,151
Policy acquisition
 costs and other
 insurance expenses           395,531        67,461       9,284         472,276
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives              --         3,735          --           3,735
Other operating expenses       41,881         7,113       5,331          54,325
                           ----------------------------------------------------
  Total benefits and
   expenses                 2,661,613       270,982      14,620       2,947,215
  Income before
    income taxes           $  287,122     $  20,187     $15,039      $  322,348
                           ==========     =========     =======      ==========


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Add fourteen

          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               Canada Operations
                            (Dollars in thousands)

                                                          Three Months Ended
(Unaudited)                                                   December 31,
-----------------------------------------------------------------------------
                                                           2007        2006
                                                           ----        ----
Revenues:
  Net premiums                                           $141,388    $134,600
  Investment income, net of related expenses               34,782      28,092
  Investment related gains, net                               308       1,941
  Other revenues                                                2        (155)
                                                         --------    --------
    Total revenues                                        176,480     164,478

Benefits and expenses:
  Claims and other policy benefits                        122,267     105,839
  Interest credited                                           185         208
  Policy acquisition costs and other
   insurance expenses                                      28,297      41,201
  Other operating expenses                                  6,222       4,431
                                                         --------    --------
    Total benefits and expenses                           156,971     151,679

    Income before income taxes                           $ 19,509    $ 12,799
                                                         ========    ========




                                                          Twelve Months Ended
(Unaudited)                                                   December 31,
-----------------------------------------------------------------------------
                                                           2007        2006
                                                           ----        ----

Revenues:
  Net premiums                                           $487,136    $429,438
  Investment income, net of related expenses              124,634     106,973
  Investment related gains, net                             7,453       5,506
  Other revenues                                              182         160
                                                         --------    --------
    Total revenues                                        619,405     542,077

Benefits and expenses:
  Claims and other policy benefits                        425,498     386,221
  Interest credited                                           726         831
  Policy acquisition costs and other
   insurance expenses                                      91,234      92,936
  Other operating expenses                                 20,404      16,323
                                                         --------    --------
    Total benefits and expenses                           537,862     496,311

    Income before income taxes                           $ 81,543    $ 45,766
                                                         ========    ========



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Add fifteen

        REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            Europe & South Africa
                           (Dollars in thousands)

                                                          Three Months Ended
(Unaudited)                                                   December 31,
-----------------------------------------------------------------------------
                                                           2007        2006
                                                           ----        ----

Revenues:
  Net premiums                                           $175,185    $150,910
  Investment income, net of related expenses                7,721       4,836
  Investment related losses, net                             (466)        (84)
  Other revenues                                             (205)        739
                                                         --------   ---------
    Total revenues                                        182,235     156,401

Benefits and expenses:
  Claims and other policy benefits                        145,397     106,683
  Interest credited                                             -         285
  Policy acquisition costs and other
   insurance expenses                                      18,968      20,910
  Other operating expenses                                 15,062      11,161
                                                         --------    --------
    Total benefits and expenses                           179,427     139,039

    Income before income taxes                           $  2,808    $ 17,362
                                                         ========    ========



                                                          Twelve Months Ended
(Unaudited)                                                   December 31,
-----------------------------------------------------------------------------
                                                           2007        2006
                                                           ----        ----

Revenues:
  Net premiums                                           $678,551    $587,903
  Investment income, net of related expenses               26,167      16,311
  Investment related losses, net                           (2,183)       (322)
  Other revenues                                             (144)        858
                                                         --------    --------
    Total revenues                                        702,391     604,750

Benefits and expenses:
  Claims and other policy benefits                        515,660     414,855
  Interest credited                                         1,019         764
  Policy acquisition costs and other
    insurance expenses                                     84,749      90,098
  Other operating expenses                                 53,496      40,792
                                                         --------    --------
    Total benefits and expenses                           654,924     546,509

    Income before income taxes                           $ 47,467    $ 58,241
                                                         ========    ========

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Add sixteen

          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                 Asia Pacific
                            (Dollars in thousands)

                                                          Three Months Ended
(Unaudited)                                                   December 31,
-----------------------------------------------------------------------------
                                                           2007        2006
                                                           ----        ----
Revenues:
  Net premiums                                           $238,265    $186,564
  Investment income, net of related expenses                9,981       7,751
  Investment related losses, net                             (592)       (249)
  Other revenues                                            2,682       1,731
                                                         --------    --------
    Total revenues                                        250,336     195,797

Benefits and expenses:
  Claims and other policy benefits                        192,885     136,341
  Policy acquisition costs and other
   insurance expenses                                      23,665      23,384
  Other operating expenses                                 16,877      12,198
                                                         --------    --------
    Total benefits and expenses                           233,427     171,923

    Income before income taxes                           $ 16,909    $ 23,874
                                                         ========    ========


                                                          Twelve Months Ended
(Unaudited)                                                   December 31,
-----------------------------------------------------------------------------
                                                           2007        2006
                                                           ----        ----

Revenues:
  Net premiums                                           $864,550    $673,179
  Investment income, net of related expenses               36,388      28,105
  Investment related losses, net                           (1,529)       (372)
  Other revenues                                            9,197       6,465
                                                         --------    --------
    Total revenues                                        908,606     707,377

Benefits and expenses:
  Claims and other policy benefits                        692,859     512,740
  Policy acquisition costs and other
    insurance expenses                                     99,285      93,614
  Other operating expenses                                 56,372      42,432
                                                         --------    --------
    Total benefits and expenses                           848,516     648,786

    Income before income taxes                           $ 60,090    $ 58,591
                                                         ========    ========

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Add seventeen

        REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                              Corporate and Other
                            (Dollars in thousands)

                                                          Three Months Ended
(Unaudited)                                                   December 31,
-----------------------------------------------------------------------------
                                                           2007        2006
                                                           ----        ----
Revenues:
  Net premiums                                           $  1,765    $    452
  Investment income, net of related expenses               25,730      18,185
  Investment related gains (losses), net                     (954)        652
  Other revenues                                            1,783       3,036
                                                         --------    --------
    Total revenues                                         28,324      22,325

Benefits and expenses:
  Claims and other policy benefits                           (174)        821
  Interest credited                                            --         195
  Policy acquisition costs and other
   insurance expenses                                      (7,910)    (10,194)
  Other operating expenses                                 11,321      15,464
  Interest expense                                         23,361      15,149
  Collateral finance facilities expense                    13,091      13,015
                                                         --------    --------
    Total benefits and expenses                            39,689      34,450

    Income(loss) before income taxes                     $(11,365)   $(12,125)
                                                         ========    ========



                                                          Twelve Months Ended
(Unaudited)                                                   December 31,
-----------------------------------------------------------------------------
                                                           2007        2006
                                                           ----        ----
Revenues:
  Net premiums                                           $  4,030    $  1,937
  Investment income, net of related expenses               96,577      56,147
  Investment related gains(losses), net                   (12,522)      4,014
  Other revenues                                            8,867       7,826
                                                         --------    --------
    Total revenues                                         96,952      69,924

Benefits and expenses:
  Claims and other policy benefits                             43        (156)
  Interest credited                                            --       1,025
  Policy acquisition costs and other
   insurance expenses                                     (35,305)    (36,356)
  Other operating expenses                                 45,387      50,508
  Interest expense                                         76,906      62,033
  Collateral finance facilities expense                    52,031      26,428
                                                         --------    --------
    Total benefits and expenses                           139,062     103,482

    Loss before income taxes                             $(42,110)   $(33,558)
                                                         ========    ========


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